Exhibit 10.38

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 (the “Amendment”) to that certain Employment Agreement, dated April 8, 2016 as amended February 8, 2017 (the “Employment Agreement”), by and between Steven Rychnovsky (the “Executive”) and Adgero Biopharmaceuticals Holdings, Inc. (the “Company”), is effective as of April 6, 2018.

WHEREAS, the Employment Agreement, sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, the Term (as defined in the Employment Agreement) will expire on April 8, 2018;

WHEREAS, the Company and Executive desire to amend the Employment Agreement to extend the Term until April 8, 2020;

WHEREAS, the Executive is eligible to receive an Annual Bonus (as defined in the Employment Agreement) with a target amount equal to thirty percent (30%) of the Base Salary (as defined in the Employment Agreement);

WHEREAS, the Company and Executive desire to amend the Employment Agreement to allow the Executive to be eligible to receive an Annual Bonus with a target amount equal to thirty-five percent (35%) of the Base Salary; and

WHEREAS, Section 5.3 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to an instrument in writing between the Company and Executive.

NOW, THEREFORE, the Company and Executive hereby agree that the Employment Agreement shall be amended as follows:

1.	The first sentence of Section 1.2 of the Employment Agreement is hereby amended and restated to read as follows:

“The employment relationship hereunder shall be for the period commencing on the Effective Date and, subject to earlier termination as provided in ARTICLE 4, ending on the third (4rd) anniversary of the Effective Date (the “Term”).”

2.	The first sentence of Section 3.1(b) of the Employment Agreement is hereby amended by substituting “thirty-five percent (35%)” for “thirty percent (30%)” where the latter appears therein.

3.	This Amendment shall supersede all prior agreements, whether oral or written, between the parties with respect to the subject matter herein.

4.	Except as amended herein, the Employment Agreement, shall remain in full force and effect.

5.

This Amendment may be executed in several counterparts, each of which is deemed to be an original but all of which together will constitute one and the same instrument. This Amendment may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

[Signature Page Follows]

IN WITHNESS WHEREOF, the parties hereto have duly executed this Amendment as of this 6th day of April, 2018.

Adgero Biopharmaceuticals Holdings, Inc.

/s/ John Liatos
Name:	John Liatos
Title:	Chief Financial Officer

Executive

/s/ Steven Rychnovsky
Steven Rychnovsky

[Signature Page to Amendment No. 2 to Employment Agreement]